SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                                 -------------

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report: November 30,1999



                        RECKSON SERVICE INDUSTRIES, INC.
             (Exact name of Registrant as specified in its Charter)




                                    Delaware
                            (State of Incorporation)


             0-30162                                   11-3383642
    (Commission File Number)                      (IRS Employer Id. Number)


                            10 East 50th Street                 10022
                            New York, New York                 (Zip Code)
                (Address of principal executive offices)

                                 (212) 931-8000
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

         On November 30, 1999 Reckson Service Industries, Inc. ("RSI"), entered into a secured credit facility with Warburn Dillon Read, LLC, as Arranger and UBS AG ("UBS"), Stamford Branch (the "Lender") as Administrative Agent (the "Credit Facility"). The Credit Facility matures on May 30, 2000. RSI may extend any outstanding loans for a three month period upon the satisfaction of conditions enumerated in Section 2.4(b) of the Credit Agreement. On November 30, 1999 RSI acquired 6,039,946 shares of VANTAS Incorporated from Cahill, Warnock Strategic Partners Fund L.P. for 762,941 shares of RSI and $33,823,697.60, with proceeds from the Credit Facility and other sources. As of such date RSI owned 45% of the outstanding shares of VANTAS Incorporated ("Vantas").

         The Credit Facility provides for a maximum borrowing amount of up to $60 million at any time outstanding. RSI's ability to borrow under the Credit Facility will be subject to the satisfaction of, among other things, certain financial covenants, including covenants relating to the ratio of total outstanding indebtedness to market equity capitalization and the ratio of the sum of (i) all indebtedness of Vantas and (ii) the amount of all outstanding loans under the Credit Facility, to the annual ebitda of Vantas. Borrowings under the Credit Facility will bear interest, at the option of RSI, at the Base Rate plus 1.5% (which rate increases .5% every 90 days) or the Eurodollar Rate plus 2.5% (which rate increases .5% every 90 days). The Base Rate is defined as the fluctuating rate equal to the higher of: (i) the rate of interest announced publicly by UBS in Stamford, Connecticut from time to time, as UBS's prime rate; and (ii) the sum of (A) one-half of one percent (0.50%) per annum plus
(B) the federal funds rate in effect from time to time during such period. The Eurodollar Rate is generally the rate for U.S. dollar deposits for one month which are offered by UBS to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the determination date, as adjusted for applicable reserve requirements.

         Borrowings under the Credit Facility are secured directly or indirectly by 12,719,441 shares of Vantas and 21,837,184 shares of OnSite Access Inc.

         In December 1999, RSI acquired interests in three Internet related companies for an aggregate of $21.6 million. These companies include an Internet related commercial real estate data provider, an online business agency that enables small business managers to learn about and complete a broad range of common business tasks in public relations, marketing, human resources, finance and information technology and an online media marketplace for media suppliers and media buyers.

Item 7.           Financial Statements and Exhibits

(c)      Exhibits

         10.1     November 30, 1999 Credit Agreement
         10.2     November 30, 1999 Equity Interest Pledge and Security
                  Agreement
         10.3 November 30, 1999 Interest Rate Cap Agreement, Pledge and Security Agreement
         10.4     November 30, 1999 Promissory Note

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                      RECKSON SERVICE INDUSTRIES, INC.




                                      /s/ Michael Maturo
                                      ----------------------
                                      Michael Maturo
                                      Executive Vice President
                                      and Chief Financial Officer



Date:  December 13, 1999